                                                                  EXHIBIT 10.21


                              TAX MATTERS AGREEMENT



               THIS TAX MATTERS AGREEMENT (this "Agreement") is entered into as of July 31, 1996, by and among LUCENT TECHNOLOGIES INC., a Delaware corporation ("Lucent"), AT&T PARADYNE CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Lucent ("Paradyne"), PARADYNE PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), PARADYNE ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of the Partnership ("PAC"), RENTAL ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of the Partnership ("RentalCo"), CAP ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of the Partnership ("CAPCo"), and LEASE ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of PAC ("LeaseCo"). The Partnership, PAC, RentalCo, CAPCo and LeaseCo are sometimes referred to collectively in this Agreement as the "Acquisition Entities." Certain other capitalized terms used in this Agreement are defined in Exhibit A. Capitalized terms which are not defined in this Agreement or in Exhibit A shall have the meanings ascribed to them in the Purchase Agreement.

                                    RECITALS

               A. Pursuant to the Purchase Agreement, RentalCo, CAPCo and LeaseCo are purchasing certain assets from Paradyne, CAPCo is purchasing certain assets from Lucent, and PAC is purchasing all of the outstanding capital stock of Paradyne (the "Paradyne Shares") from Lucent.

               B. Lucent, Paradyne and the Acquisition Entities desire to set forth herein their mutual agreements with respect to certain Tax matters, including the allocation of responsibility for the payment of federal, state, local and foreign Taxes.

                                    AGREEMENT

               The Parties agree as follows:

               SECTION 1. Liability for Taxes

                    1.1 (a) Except as otherwise provided in Section 4.3, Lucent shall be liable for all Taxes (i) imposed on Lucent and its Affiliates, other than Taxes imposed on the Acquired Companies or for which the Acquired Companies may otherwise be liable, for any taxable year, (ii) imposed on the Acquired Companies, or for which the Acquired Companies may otherwise be liable, solely as a result of being members of the Lucent Group (which for purposes of this sentence includes the Acquired Companies) pursuant to Treasury Regulations
Section 1.1502-6 or analogous state, local or foreign laws for any taxable year, or (iii) imposed on the Acquired Companies, or for which the Acquired Companies may otherwise be liable, for any Pre-Closing Tax Period, including any Code
Section 481 adjustments resulting from a change of accounting method by the Acquired Companies prior to the close of the Closing Date.




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                    (b) Lucent shall be entitled to any refund of Taxes for
which it is liable pursuant to this Section 1.1.

               1.2 (a) Paradyne shall be liable for all Taxes imposed on the Acquired Companies, or for which the Acquired Companies may otherwise be liable, for any Post-Closing Tax Period.

                    (b) Paradyne shall be entitled to any refund of Taxes for which it is liable pursuant to this Section 1.2.

               1.3 For purposes of this Agreement, whenever it is necessary to determine the liability for Taxes of the Acquired Companies for a portion of any Straddle Period, the determination of the Taxes of the Acquired Companies for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one of which ended at the close of the Closing Date and the other of which began at the beginning of the day following the Closing Date, and items of income, gain, deduction, loss or credit of the Acquired Companies for the Straddle Period shall be allocated between such two taxable years or periods on a "closing of the books" basis by assuming that the books of the Acquired Companies were closed as of the close of the Closing Date: provided, however, that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned between such two taxable years or periods on a daily basis.

         SECTION 2. Asset Sales

               2.1 RentalCo has purchased or will purchase assets from Paradyne in accordance with Section 1.1 of the Purchase Agreement. The Parties have agreed to allocate the purchase price set forth in Section 1.1(b) of the Purchase Agreement among the corresponding assets in the manner set forth in
Section 1.1(d) of the Purchase Agreement. RentalCo, Paradyne and Lucent shall cooperate in the preparation of Treasury Form 8594 for timely filing with each of their respective federal income tax returns and any comparable foreign, state or local tax filings.

               2.2 CAPCo has purchased or will purchase assets from Paradyne and Lucent, Paradyne and Lucent have or will enter into assignment and assumption agreements with CAPCo as to certain liabilities, in each case in accordance with
Section 1.3 of the Purchase Agreement. CAPCo, Lucent and Paradyne have agreed to allocate the purchase price set forth in Sections 1.3(b) and 1.3(d) of the Purchase Agreement among the corresponding assets in the manner set forth in
Section 1.3(f) of the Purchase Agreement. CAPCo, Paradyne and Lucent shall cooperate in the preparation of Treasury Form 8594 for timely filing with each of their respective federal income tax returns and any comparable foreign, state or local tax filings.

               2.3 LeaseCo has purchased or will purchase assets from Paradyne in accordance with Section 1.2 of the Purchase Agreement. LeaseCo and Paradyne have agreed to allocate the purchase price set forth in Section 1.2(b) of the Purchase Agreement among the corresponding assets in the manner set forth in
Section 1.2(c) of the Purchase Agreement. LeaseCo, Paradyne and Lucent shall cooperate in the preparation of Treasury Form 8594 for



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timely filing with each of their respective federal income tax returns and any comparable foreign, state or local tax filings.

               SECTION 3. Section 338 Election

                    3.1 PAC and Lucent shall join in an election to have the provisions of Section 338(h)(10) of the Code and similar provisions of foreign, state or local law ("Section 338 Elections") apply to the acquisition of the Paradyne Shares and the shares of Ark Electronic Products, Inc, ("ARK"). PAC and Lucent shall timely prepare and file Treasury Form 8023-A, together with any schedules or attachments thereto, and any other forms, returns, statements or documents required to be submitted to any foreign, federal, state or local Taxing Authority in connection with the Section 338 Elections. To the extent that AT&T is required to execute any such form as the parent of the Lucent Group, which for purposes of this sentence includes the Acquired Companies, Lucent shall cause AT&T to execute such form(s).

                    3.2 The allocation of the purchase price (the "Stock Purchase Price") specified in Section 1.5(b) of the Purchase Agreement among the Residual Assets of Paradyne and the assets of ARK shall be made in the manner set forth in Section 1.5(d) of the Purchase Agreement.

                    3.3 Lucent shall be responsible for and shall pay any income, franchise or similar taxes based on net revenue (and shall be entitled to the benefit of any losses) arising as a result of the Section 338 Elections.

               SECTION 4. Tax Covenants

                    4.1 The Acquisition Entities covenant that they will not cause or permit any of the Acquired Companies (i) to take any action on the Closing Date, other than in the ordinary course of business or otherwise specified in the Purchase Agreement, that could give rise to any Tax liability of Lucent or the Lucent Group, (ii) to make any election or deemed election under Section 338 of the Code with respect to the Acquired Companies other than as specified in this Agreement, or (iii) to make or change any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any transaction that results in any increased Tax liability or reduction of any Tax Asset of Lucent or the Lucent Group in respect of any Pre-Closing Tax Period. The Acquisition Entities agree that Lucent and the Lucent Group are to have no liability for any Tax resulting from a breach of the covenants contained in the preceding sentence, and the Acquisition Entities agree to indemnify and hold harmless Lucent and the Lucent Group against any such Tax or reduction in a Tax Asset. Lucent agrees to give prompt notice to the Partnership of the assertion of any claim, or the commencement of any action or proceeding arising from any such breach and in respect of which indemnification may be sought under this Section 4.1. The Partnership or the applicable Acquisition Entity may participate in and assume the defense of any such suit, action or proceeding at its own expense. If the Partnership or the applicable Acquisition Entity assumes such defense, Lucent shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Partnership or the applicable Acquisition Entity. Whether or not Lucent chooses to defend or prosecute any claim, the Parties shall cooperate in the defense or prosecution thereof.




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                    4.2 The Acquisition Entities shall promptly pay or shall
cause prompt payment to be made to Lucent of all refunds of Taxes and interest thereon received by any of the Acquisition Entities or the Acquired Companies attributable to Taxes paid by Lucent or the Acquired Companies (or any predecessor or Affiliate of Lucent) with respect to any Pre-Closing Tax Period.

                    4.3 Except as provided in the Purchase Agreement or the Additional Agreements, no transfer, documentary, sales, use, stamp, registration, withholding or other similar Taxes (including any penalties and interest) incurred in connection with the transactions contemplated by Sections 1.1, 1.2, 1.3, 1.4 and 1.5 of the Purchase Agreement and the Section 338 Elections shall be borne or required to be paid by Lucent. Except as provided in the Purchase Agreement or the Additional Agreements, the Acquisition Entities will, at their own expense, file all necessary Tax Returns and other documentation with respect to the Taxes enumerated in the preceding sentence, and, if required by applicable law, Lucent will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation. The purchase prices set forth in the Purchase Agreement will not be reduced by any of the Taxes enumerated in this Section 4.3.

                    4.4 If Lucent shall determine after the Closing that it is desirable to file an amended Tax Return for any of the Acquired Companies with respect to any Pre-Closing Tax Period, Lucent shall prepare and submit to PAC the amended Tax Return, other than a return included in the Acquired Companies ultimate parent corporation's consolidated federal or unitary state filing, and PAC shall cause such return to be filed within thirty (30) days after receipt thereof. PAC agrees not to permit the Acquired Companies to file any amended Tax Return with respect to a Pre-Closing Tax Period without the express, prior written consent of Lucent.

                    4.5 PAC shall give written notice to Lucent of any notification of audit of a Tax Return for any of the Acquired Companies for any Pre-Closing Tax Period or proposed adjustments to any items included in such a return promptly after receipt of notification of the audit or adjustments. Lucent shall be entitled, at its expense, to participate in all conferences, meetings and proceedings with Taxing Authorities, or in appearances before any court, pertaining to such audit or adjustments, and, subject to Section 6.4, to direct the manner in which all claims, audits, adjustments or proceedings are conducted and resolved by settlement or otherwise. PAC shall cause the Acquired Companies to cooperate with Lucent and take such action and execute such agreements and documents as Lucent shall reasonably request in order to carry out the foregoing. Except with the prior written consent of Lucent, PAC shall not permit the Acquired Companies to enter into any agreement after the date hereof extending the statute of limitations or settling any asserted adjustments with respect to or affecting any Pre-Closing Tax Period.

               SECTION 5. Cooperation on Tax Matters

                    5.1 The Acquisition Entities and Lucent agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to any of the Acquired Companies as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for



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the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. Except as otherwise provided in this Agreement, the Acquisition Entities and Lucent shall cooperate with each other in the conduct of any audit or other proceedings involving any of the Acquired Companies for any Tax purposes (but only to the extent such audit or other proceeding will impact the Tax liability of the other Party) and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection. The Acquisition Entities and Lucent agree to retain or cause to be retained all relevant books and records pertinent to the Acquired Companies until the applicable period for Tax assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Taxing Authority. The Acquisition Entities and Lucent each agree to give the other reasonable notice prior to discarding or destroying any such books and records relating to Tax matters and, if a Party so requests, the Party proposing to discard or destroy such records shall allow the other Party to take possession of such books and records. Notwithstanding the foregoing provisions of this Section 5.1, the Parties shall have no obligation to retain books and records pertinent to the Acquired Companies for more than ten (10) years or to notify the other Party prior to discarding and destroying books and records which are ten (10) years old or older.

                    5.2 The Acquisition Entities and Lucent further agree, upon request, to provide the other Party with all information that such Party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

                    5.3 Each of the Parties shall keep confidential, and shall cause its Affiliates and Representatives to keep confidential, and shall not use or disclose and shall cause its Affiliates and Representatives not to use or disclose, to any other Person, any non-public document or other non-public information provided to such Party pursuant to this Agreement; provided, however, that each of the Parties may use the information provided to it pursuant to this Agreement for the purposes set forth in the first sentence of
Section 5.1.

         SECTION 6. Indemnification

                    6.1 Lucent shall indemnify and hold harmless the Acquisition Entities against (a) any and all Taxes for which Lucent is liable pursuant to Sections 1.1 and 3.3 of this Agreement ("Lucent's Taxes"), (b) any and all Damages from the breach by Lucent of any representation, warranty or covenant of Lucent contained in this Agreement, and (c) any interest and penalties and reasonable attorneys' fees, accountants' fees and other expenses arising out of or incident to the failure of Lucent to pay Lucent's Taxes, or otherwise fulfill the obligations of Lucent, in accordance with the provisions of this Agreement.

                    6.2 The Partnership shall indemnify and hold harmless Lucent and its Affiliates against (a) any and all Taxes for which Paradyne or any of the Acquisition Entities are liable pursuant to Section 1.2 of this Agreement (the "Partnership's Taxes"), (b) any and all Taxes for which Lucent is to have no liability under Section 4.3 of this Agreement, (c) any and all Damages from the breach by any of the Acquisition Entities of any representation, warranty or covenant of the Acquisition Entities (or any of them) contained in this Agreement, and (d) any interest and penalties and reasonable attorneys' fees, accountants' fees and other expenses arising out of or incident to the failure of the Acquisition Entities to pay the Partnership's Taxes,



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or otherwise fulfill the obligations of the Acquisition Entities, in accordance with the provisions of this Agreement.

                    6.3 A Party ("Indemnitee") seeking indemnification under this Section 6 shall notify the other Party ("Indemnitor") in writing of the estimated amount of the indemnification obligation together with a reasonably detailed explanation of the Tax liability to which it relates. Except as otherwise provided in this Agreement, Indemnitor shall make payment to Indemnitee or the applicable Taxing Authority (as determined by Indemnitee) of such estimated amount on or before the later of (a) thirty (30) days prior to the date such Taxes are due and payable by Indemnitee or its Affiliate, which date shall be stated in the written notification to Indemnitor, or (b) thirty
(30) days following the date of receipt by Indemnitor of such written notice.

                    6.4 (a) If any assessment, adjustment, claim, demand, suit, action, litigation, proceeding or audit ("Claim or Demand") for Taxes in respect of which indemnification may be sought pursuant to this Section 6 is asserted in writing against a Party or any of its Affiliates, Indemnitee shall notify Indemnitor of such Claim or Demand within thirty (30) days of receipt thereof, or such earlier time that would allow Indemnitor to timely respond to such Claim or Demand, and shall give Indemnitor such information with respect thereto as Indemnitor may reasonably request. The failure of Indemnitee to provide timely notice to Indemnitor of a Claim or Demand in accordance with this Section 6.4(a) shall not serve to eliminate or limit Indemnitor's obligations under this
Section 6 unless such failure materially prejudices Indemnitor. Indemnitor may discharge, at any time, its indemnification obligation under this Section 6 by paying to Indemnitee or the applicable Taxing Authority (as determined by Indemnitee) the amount of the Taxes, together with any interest and penalties and any other amounts due under this Section 6, calculated on the date of such payment.

                        (b) Indemnitor may, at its own expense, participate in and, upon notice to Indemnitee, assume the defense of any Claim or Demand. If Indemnitor assumes such defense, Indemnitor shall have no obligation to make a payment under this Section 6 until a final determination has been made and all rights of appeal have expired. If Indemnitor assumes such defense, Indemnitor shall have the right to control such defense in all respects; provided that Indemnitee shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Indemnitor. If Indemnitor assumes such defense, Indemnitor shall consult with Indemnitee regarding significant decisions related to the defense, but Indemnitor shall have the sole and exclusive right to make such decisions. If Indemnitor assumes such defense (as indicated by written notice to Indemnitee), neither Indemnitee nor its Affiliates shall pay such Taxes until
(a) a final determination has been made and all rights of appeal have expired, or (b) Indemnitor has consented to such payment. Whether or not Indemnitor chooses to defend or prosecute any claim, all of the Parties shall cooperate in the defense or prosecution thereof.

                        (c) Notwithstanding anything in this Agreement to the contrary, Indemnitor shall not settle or compromise any Claim or Demand without the consent of Indemnitee unless (A) such settlement or compromise involves no finding or admission of any violation or breach by Indemnitee of any right of any other Person or any Legal Requirement (other than a violation or breach by any Acquired Company on or before the Closing Date of any




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Legal Requirements relating to Taxes), (B) such settlement or compromise has no material effect on any other claims which are pending against Indemnitee or likely will be brought against Indemnitee in the future, and (C) the sole relief provided in connection with such settlement or compromise is a monetary payment that is paid in full by Indemnitor.

                    6.5 If Indemnitor fails to provide written notice to Indemnitee of Indemnitor's assumption of the defense of any Claim or Demand within twenty (20) days after written notice of such Claim or Demand from Indemnitee, Indemnitee may pay such Tax or otherwise settle such Claim or Demand and obtain indemnification from Indemnitor for such liability in accordance with this Section 6.

                    6.6 A Party shall not be liable under this Agreement for any Tax (i) which was paid without such Party's prior written consent or otherwise in accordance with the provisions of this Agreement, (ii) which was the subject of any settlements effected without the prior written consent of such Party or otherwise in accordance with the provisions of this Agreement, or (iii) resulting from any Claim or Demand in which such Party was not permitted an opportunity to defend or participate in the manner provided in this Agreement.

                    6.7 So long as the period for filing an amended Tax Return remains open, any payment by one Party to another Party under this Agreement will be deemed to be an adjustment to the Purchase Price unless, under applicable law, such payment is not treated as received by such other Party. In all other cases, such payments shall be treated by the Parties under applicable principles of Tax law.

         SECTION 7. Miscellaneous Provisions

                    7.1 Notices

         Any notice or other communication required or permitted to be delivered to any Party shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party shall have specified in a written notice given to the other Parties):

                        if to Lucent:

                            10 Independence Boulevard
                            Warren, New Jersey 07059
                            Attention: Mr. William Osl, Jr.
                            Fax: (908) 580-6088

                        with a copy to:

                            Room A2046
                            131 Morristown Road
                            Basking Ridge, New Jersey 07920




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                            Attention:  W. Preston Granbery, Esq.
                            Fax: (908) 953-4657

                        if to Paradyne, the Partnership or the Acquisition
                        Entities:

                            201 Main Street
                            Suite 2420
                            Fort Worth, Texas 76102
                            Fax: (817) 871-4010
                            Attention: Richard A. Ekleberry, Esq.

                    7.2 Headings

         The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                    7.3 Counterparts

         This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

                    7.4 Governing Law; Venue

         This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

                    7.5 Successors and Assigns

         Except as otherwise provided in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns (if any). Lucent may not assign its rights and delegate its obligations under this Agreement without the prior written consent of the Partnership. Each of the Acquisition Entities may freely assign any or all of its rights under this Agreement, in whole or in part, to any Person without obtaining the consent or approval of any other Party or of any other Person.

                    7.6 Amendments

         This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the Parties.

                    7.7 Entire Agreement

         This Agreement and the other agreements referred to herein set forth the entire understanding of the Parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof. Nothing contained in this Agreement shall limit the rights or



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obligations of any party under the Purchase Agreement or any of the Additional
Agreements nor shall any right or obligation of any Party under this Agreement be limited by any provision of the Purchase Agreement or any of the Additional Agreements.

                    7.8 Construction

                      (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                      (b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

                      (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                      (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                    7.9 Survival

         Notwithstanding anything in this Agreement to the contrary, the provisions of this Agreement shall survive for the full period of all statutes of limitations (giving effect to any waiver, mitigation or extension thereof).






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         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.


                                       LUCENT TECHNOLOGIES INC.
                                       a Delaware corporation


                                       By: W.F. OSL, JR.
                                          -------------------------------------
                                             William F. Osl, Jr.
                                             Vice President


                                       AT&T PARADYNE CORPORATION
                                       a Delaware corporation


                                       By: W.F. OSL, JR.
                                          -------------------------------------
                                             William F. Osl, Jr.
                                             Authorized Agent


                                       PARADYNE PARTNERS, L.P.
                                       a Delaware limited partnership


                                       By:   Paradyne GenPar Corp.,
                                             a Texas corporation, its
                                             sole general partner


                                       By: DAVID STANTON
                                          -------------------------------------
                                             David Stanton
                                             President


                                       PARADYNE ACQUISITION CORP.,
                                       a Delaware corporation


                                       By: DAVID STANTON
                                          -------------------------------------
                                             David Stanton
                                             President

                                       RENTAL ACQUISITION CORP.,
                                       a Delaware corporation


                                       By: DAVID STANTON
                                          -------------------------------------
                                             David Stanton
                                             President


                                       CAP ACQUISITION CORP.,
                                       a Delaware corporation


                                       By:  DAVID STANTON
                                          -------------------------------------
                                             David Stanton
                                             President


                                       LEASE ACQUISITION CORP.,
                                       a Delaware corporation


                                       By:  DAVID STANTON
                                          -------------------------------------
                                             David Stanton
                                             President

                                    Exhibit A
                               CERTAIN DEFINITIONS



               For purposes of this Agreement, the following definitions shall apply.

               AFFILIATE. "Affiliate" shall mean with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person.

               ASSET SALES. "Asset Sales" shall mean the asset sales contemplated by Sections 1.1, 1.2 and 1.3 of the Purchase Agreement.

               CODE. "Code" means the United States Internal Revenue Code of 1986, as amended.

               GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

               LUCENT GROUP. "Lucent Group" means, with respect to federal income Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which Lucent is a member and, with respect to state income or franchise taxes, the consolidated, combined or unitary group of which Lucent or any of its Affiliates is a member. For purposes of this Agreement, the Lucent Group shall not include the Acquired Companies.

               PARTY OR PARTIES. "Party" or "Parties" refers to Lucent, Paradyne and the Acquisition Entities or any one of them.

               POST-CLOSING TAX PERIOD. "Post-Closing Tax Period" means (i) with respect to net income taxes, or franchise taxes based on net income, including alternative or add-on minimum tax, any tax period ending after the close of the Closing Date, (ii) with respect to any Straddle Period, that portion that portion of the Straddle Period beginning after the close of the Closing Date, and (ii) with respect to all other Taxes, any period after the close of the Closing Date.

               PRE-CLOSING TAX PERIOD. "Pre-Closing Tax Period" means (i) with respect to net income taxes, or franchise taxes based on net income, including alternative or add-on minimum tax, any tax period ending on or before the close of the Closing Date, (ii) with respect to any Straddle Period, that portion of the Straddle Period ending at the close of the Closing Date, and (iii) with respect to all other Taxes, any period before the close of the Closing Date.

               PURCHASE AGREEMENT. "Purchase Agreement" shall mean the Purchase Agreement, dated June 18, 1996, made by and among Lucent, Paradyne and the Acquisition Entities, as amended.




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               RESIDUAL ASSETS. "Residual Assets" shall mean the assets of
Paradyne remaining after the Asset Sales, related distributions by Paradyne to Lucent and the distribution of promissory notes contemplated by Section 1.4 of the Purchase Agreement.

               STRADDLE PERIOD. "Straddle Period" means any tax period beginning on or before the Closing Date and ending after the close of the Closing Date.

               TAX OR TAXES. "Tax" or "Taxes" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

               TAX ASSET. "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction, basis increase or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum taxes).

               TAXING AUTHORITY. "Taxing Authority" means any Governmental Body charged with the duty or authority to administer or collect any Tax.

               TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.




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